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                                                                 EXHIBIT 10.7(e)

                       THIRD AMENDMENT TO LEASE AGREEMENT

This is the Third Amendment ("Third Amendment") to the Lease Agreement ("Lease Agreement") made and entered into by and between Plaza del Oro Business Center and Introgen Therapeutics, Inc. with an effective date of June 7, 1996, a First Amendment thereto dated May 9, 1997, and a Second Amendment ("Second Amendment") thereto executed July 31, 1998.

For $10.00 and other good and valuable consideration, including exercise by Tenant of its option to extend, Landlord and Tenant agree to amend the Lease Agreement by adding the following language at the end of subparagraph O of
Article VI of the Lease and First and Second Amendment after the sentence with the word "hereunder".

         Provided that Tenant exercised its option to extend the Fifth Term, Tenant is hereby granted a sixth option to extend the term of this Lease for an additional six month period (the "Sixth Extension Term") commencing January 1, 2002 and ending June 30, 2002 upon the same terms and conditions as herein contained except for rental which will be Twenty-seven Thousand and no/100 dollars per annum paid monthly in advance as provided herein in the amount of Two Thousand Two Hundred Fifty and no/100 Dollars ($2,250.00), and provided, Tenant gives Landlord written notice of Tenant's election to exercise its option for the Sixth Extension Term on or before July 1, 2001. Further, provided that Tenant has exercised its option for the Sixth Extension Term, Tenant is hereby granted an option to extend the term for this Lease for an additional six month period (the "Seventh Extension Term") upon the same terms and conditions as herein contained, provided, Tenant gives Landlord written notice of Tenant's election to exercise its option for the Seventh Extension Term at least sixty (60) days prior to the expiration of the Sixth Extension Term. The rental to be paid for the Seventh Extension Term shall be an amount equal to the rental to be paid for the Sixth Extension Term.

Except as herein amended, the Lease Agreement shall remain in full force and effect. Landlord confirms that Tenant has timely exercised its option for the Fifth Extension Term.

         Executed to be effective as of the 29th day of June, 2000.

                                          SAM H. HAWKINS, dba
                                          PLAZA DEL ORO BUSINESS CENTER

                                          By: /s/ SAM H. HAWKINS
                                              -------------------------
                                              Sam H. Hawkins

                                          INTROGEN THERAPEUTICS, INC.

                                          By: /s/ J. DAVID ENLOE JR.
                                              -------------------------
                                              J. David Enloe Jr.
                                              Vice President-Operations